UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 1.01.  Entry into a Material Definitive Agreement.

Closing of Stock Purchase Agreements with an Accredited Investors

On August 5, 2016, the Company closed a Series C Preferred Stock and Warrant Purchase Agreement with an accredited investor for the purchase of $1,250,000 of preferred stock with a conversion price of $0.70 per share. The preferred has a yield of 8% and an ownership blocker of 4.99%. In addition, the investor received 100% warrant coverage with five year warrants having a strike price of $0.70.  Both the Series C and warrants will be included in a registration statement to be filed by the Company.

On August 10, 2016, the Company closed a Stock Purchase Agreement with an accredited investor and affiliate of the Company for the purchase of $500,000 of the Company’s common stock at $0.70 per share.  In addition, the investor received 100% warrant coverage with a five year warrant having a strike price of $0.70. These common shares and warrants are not subject to a registration statement.

Garden State Securities, Inc., a FINRA member, acted as our exclusive placement agent. They received a 10% cash fee and 250,000 five year warrants at an exercise price of $1.00.

Item 1.02.  Termination of a Material Definitive Agreement.

Cancellation of Stock Purchase Agreement with Institutional Investor

On March 8, 2016, the Company closed a Stock Purchase Agreement with an institutional investor pursuant to which the Company issued 255 Shares of Series B Redeemable Preferred Shares of the Company at $10,000 per share with a 5.0% original issue discount for the sum of $2,500,000. At closing, the Company sold 51 Series B Preferred Shares in exchange for payment to the Company of $500,000 in cash and issued an additional 204 Series B Preferred Shares in exchange for delivery of a full recourse 1% Promissory Note for $1,995,000 and payment to the Company of $5,000 in cash (paid). The Note was collateralized by the Series B Preferred Shares. Under the terms of the Note, the Company was to receive an additional $500,000 for each $5 million, or in certain cases a lower amount, in aggregate trading volume of the common stock, so long as it meets certain other requirements. Any remaining balance under the Note was payable at its maturity in seven years. The Series B Preferred Shares were convertible into common stock at $7.50 per share; provided that the institutional investor may not convert any Series B Preferred Shares into common stock until that portion of the Note underlying the purchase of the converted portion of Series B Preferred Shares was paid in cash to Company.

On August 5, 2016, the Company closed the First Amendment to Stock Purchase Agreement by and between the Company and the institutional investor.  As a consequence of this amendment agreement and the payment by the Company of the sum of $505,000 to the institutional investor, the parties terminated the relationship and all aspects of the Stock Purchase Agreement described above.

Prior to the parties executing the First Amendment to Stock Purchase Agreement, the Company issued 74,064 shares of common stock to this institutional investor at $4.591 or $339,998. In addition, the institutional investor acquired an additional 52,000 shares of the Company’s common stock. The Company expects to expense $674,000 related to the conversion of 34 Series B Preferred Shares during the three months ended September 30, 2016.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into 8%-10% Convertible Promissory Notes and Securities Purchase Agreements with three accredited investors on February 4, 2016, totaling $165,000 with an original issue discount of $15,000. The Notes become due on February 3, 2017, and are convertible into common stock after six months from issuance. The Notes were convertible at 60% of the average of the lowest trading price in the 25 days prior to conversion but not less than $0.001 per share. The Company issued a total of 10,500 shares of restricted common stock to the investors valued at $70,875 and paid $7,500 in legal fees. The Company received $128,500 net of all fees. On August 5, 2016, the Company paid $217,366 to the three accredited investors to repay the Notes Payable in full.

The Company entered into a Convertible Note Payable with Vis Vires Group, Inc. on February 19, 2016, for $100,000.  The Vis Vires Note accrued interest at a rate of 8% per annum and becomes due on November 22, 2016, and is convertible into common stock on August 19, 2016. The Vis Vires Note is convertible at 65% of the average of the lowest three day trading price in the 10 days prior to conversion.  On August 11, 2016, the Company paid $136,769.86 to Vis Vires Group, Inc. to repay the Note Payable in full.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Cancellation of Certificate of Designations of Preferences, Powers, Rights and Limitations of Series B Redeemable Convertible Preferred Stock

On March 8, 2016, the Company received approval from the State of Nevada for the Certificate of Designations of Preferences, Powers, Rights and Limitations of Series B Redeemable Convertible Preferred Stock. The Certificate authorized 5,000 shares of Series B Preferred Stock at a par value of $.001 per share that is convertible into common stock at $7.50 per share, with certain adjustments as set forth in the Certificate. The Company is currently cancelling the Certificate of Designations of Preferences, Rights and Limitations of Series B Redeemable Preferred Stock.

Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock

The Company is obtaining approval from the State of Nevada for the Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock. The Certificate authorizes 5,000 shares of Series C Preferred Stock at a par value of $.001 per share that is convertible into common stock at $0.70 per share, with certain adjustments as set forth in the Certificate.

The foregoing description of the transaction is qualified in its entirety by reference to the complete terms and conditions of the Preferred Stock and Warrant Purchase Agreement, the Warrant to Purchase Shares Registration Rights, the Registration Rights Agreement, the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, Stock Purchase Agreement, Warrant for the Purchase of Common Stock and the First Amendment to Stock Purchase Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1-10.7, and incorporated by reference into this Item 1.01, 1.02, 2.03 and 5.03

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits –

10.1

Form of Preferred Stock and Warrant Purchase Agreement by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.2	Form of Warrant to Purchase Shares by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.3	Form of Registration Rights Agreement by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.4	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.5	Form of Stock Purchase Agreement by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.6

Form of Warrant for the Purchase of Common Stock by and between Visualant, Incorporated and accredited investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

10.7

First Amendment to Stock Purchase Agreement by and between Visualant, Incorporated and institutional investor. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 11, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

August 30, 2016